Exhibit 10.19.2

ADDENDUM NO. 2 TO QUOTA SHARE RETROCESSION AGREEMENT
This Addendum No. 2 is made and entered into as of the 21st day of January, 2019, and amends the Quota Share Retrocession Agreement, effective January 1, 2014, by and between Watford Re Ltd. as the "Company" and Arch Reinsurance Ltd. as the "Retrocessionaire" as amended by Addendum No. 1, dated as of November 13, 2014.
NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and in the Agreement, the parties, intending to be bound in contract, hereby agree as follows:

1.	Definitions:

a.	"WICE" means Watford Insurance Company Europe Limited, a Gibraltar domiciled insurance company.

b.	"WICE/Company Reinsurance" means the Quota Share Reinsurance Agreement between WICE, as the cedant, and the Company, as the reinsurer, effective July 28, 2015.

c.	"WSIC" means Watford Specialty Insurance Co., a New Jersey domiciled insurance company.

d.	"WSIC/Company Reinsurance" means the Quota Share Reinsurance Agreement between WSIC, as the cedant, and the Company, as the reinsurer, effective February 17, 2016.

e.	"WIC" means Watford Insurance Company, a New Jersey domiciled insurance company.

f.	"WIC/Company Reinsurance" means the Quota Share Reinsurance Agreement between WSIC, as the cedant, and the Company, as the reinsurer, effective September 1, 2016.

2.	"Ceded Contracts" shall not include cessions assumed by the Company pursuant to the WICE/Company Reinsurance, the WSIC/Company Reinsurance or the WIC/Company Reinsurance.

3.
This Addendum shall be effective as of July 28, 2015 with respect to the WICE/Company Reinsurance, February 17, 2016 with respect to the WSIC/Company Reinsurance and September 1, 2016 with respect to the WIC/Company Reinsurance.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum No. 2 as of the day and year first above written.

ARCH REINSURANCE LTD.
/s/ Maamoun Rajeh

WATFORD RE LTD.
/s/ Jon Levy